Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 24, 2015 (the “Closing Date”), pursuant to an agreement and plan of merger dated April 24, 2014, Zimmer Holdings, Inc. acquired LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, Inc. (“Biomet”), and LVB and Biomet became wholly-owned subsidiaries of Zimmer Holdings, Inc. (sometimes hereinafter referred to as the “Biomet merger” or the “merger”). In connection with the merger, Zimmer Holdings, Inc. changed its name to Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”). In this unaudited pro forma condensed combined financial information, “Zimmer” used alone refers to the business or information of Zimmer Holdings, Inc. and its subsidiaries on a stand-alone basis prior to the Biomet merger. Similarly, references to “LVB” and “Biomet” refer to LVB and its subsidiaries prior to the Biomet merger.

The following unaudited pro forma condensed combined statements of earnings are derived from: (i) the audited consolidated financial statements of Zimmer for the year ended December 31, 2014 and the unaudited condensed consolidated financial statements of Zimmer Biomet for the nine month period ended September 30, 2015, and (ii) the audited consolidated financial statements of LVB for the years ended May 31, 2015 and 2014, the unaudited condensed consolidated financial statements of LVB for the six month periods ended November 30, 2014 and 2013 and the unaudited condensed consolidated financial statements of LVB for the period from June 1, 2015 through the Closing Date. The unaudited pro forma condensed combined statements of earnings also reflect: (a) certain revisions to the consolidated financial statements of Zimmer for the year ended December 31, 2014, as described in the Current Report on Form 8-K of Zimmer Biomet to which this Exhibit 99.2 is filed as an exhibit; and (b) certain revisions to the consolidated financial statements of LVB for the year ended May 31, 2014 and the condensed consolidated financial statements of LVB for the six month periods ended November 30, 2014 and 2013, as described in Note 2 of LVB’s financial statements filed as Exhibit 99.1 to the Current Report on Form 8-K of Zimmer Biomet to which this Exhibit 99.2 is filed as an exhibit.

Zimmer has a fiscal year that ends on December 31. Meanwhile, LVB’s fiscal year end was May 31. In compiling the unaudited pro forma condensed combined financial information, Zimmer Biomet has taken the necessary steps to present the LVB financial information to the period closest to Zimmer’s reporting period.

The unaudited pro forma condensed combined statements of earnings give effect to the merger as if it occurred on January 1, 2014. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with:

•	Zimmer’s audited consolidated financial statements for the year ended December 31, 2014 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Zimmer’s Annual Report on Form 10-K for the year ended December 31, 2014; Zimmer Biomet’s unaudited condensed consolidated financial statements for the nine month period ended September 30, 2015 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Zimmer Biomet’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015; and the description of the revisions to the consolidated financial statements of Zimmer for the year ended December 31, 2014, as described in the Current Report on Form 8-K of Zimmer Biomet to which this Exhibit 99.2 is filed as an exhibit; and

•

LVB’s audited consolidated financial statements for the years ended May 31, 2015 and 2014 and the related notes contained in Exhibit 99.1 to the Current Report on Form 8-K of Zimmer Biomet to which this Exhibit 99.2 is filed as an exhibit; LVB’s unaudited condensed consolidated financial statements for the six month periods ended November 30, 2014 and 2013 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in LVB’s Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2014 and 2013; and the description of the revisions to the consolidated financial statements of LVB for the year ended May 31, 2014 and the condensed consolidated financial statements of LVB for the six month periods ended November 30, 2014 and 2013, as described in Note 2 of LVB’s financial statements filed as Exhibit 99.1 to the Current Report on Form 8-K of Zimmer Biomet to which this Exhibit 99.2 is filed as an exhibit.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of: (i) results of operations and financial position that would have been achieved had the merger taken place on the dates indicated or (ii) the future results of operations or financial position of the combined company.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the U.S. (“GAAP”). Zimmer has been treated as the acquirer in the merger for accounting purposes. Under this method, consideration given by Zimmer to complete the merger with LVB is allocated to the assets acquired and liabilities assumed based on their fair value. To complete the acquisition method of accounting, certain procedures, such as accounting valuations, studies and further discussion and input from management, have to be performed to obtain the required information necessary to recognize the assets acquired and liabilities assumed at fair value. At this time, Zimmer Biomet has not obtained sufficient information for complete and definitive measurement. Accordingly, the pro forma reclassifications and adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. There may be differences between these preliminary estimates of fair value and the final acquisition accounting, which differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger. Similarly, the unaudited pro forma condensed combined financial statements do not reflect the costs necessary to integrate the companies or the costs necessary to achieve cost savings, operating synergies or revenue enhancements.

The merger is already fully reflected in the unaudited historical condensed consolidated balance sheet as of September 30, 2015 included in Zimmer Biomet’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 and, therefore, no pro forma balance sheet as of September 30, 2015 has been included with this pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Year Ended December 31, 2014

(in millions, except per share amounts)

	Zimmer	LVB (Note 2)	Pro Forma Adjustments
	Year Ended December 31, 2014	Year Ended November 30, 2014	Reclassifications (Note 3)		Merger (Note 4)		Pro Forma Combined
Net Sales	$4,673.3	$3,285.4	$—		$(7.4	)(b)	$7,951.3
Cost of products sold, excluding intangible asset amortization	1,242.8	976.8	(160.5	)(a)	(7.4	)(b)	2,051.7
Intangible asset amortization	92.5	310.0	—		85.6	(c)	488.1

Research and development	187.4	176.4	(1.6	)(a)	—		362.2
Selling, general and administrative	1,750.7	1,475.1	5.1	(a)	—		3,230.9
Certain claims	21.5	—	31.1	(a)	15.7	(d)	68.3
Special items	341.1	—	125.9	(a)	(57.6	)(e)	409.4

Operating expenses	3,636.0	2,938.3	—		36.3		6,610.6

Operating Profit	1,037.3	347.1	—		(43.7)		1,340.7

Other income (expense)	(46.7)	15.0	—		39.7	(f)	8.0
Interest income	11.9	—	—		—		11.9
Interest expense	(63.1)	(324.1)	—		23.5	(g)	(363.7)

Other expense, net	(97.9)	(309.1)	—		63.2		(343.8)

Earnings before income taxes	939.4	38.0	—		19.5		996.9
Provision (benefit) for income taxes	220.2	(89.2)	—		7.8	(h)	138.8

Net earnings	719.2	127.2	—		11.7		858.1
Less: Net loss attributable to noncontrolling interest	(1.1)	—	—		—		(1.1)

Net Earnings of combined company	$720.3	$127.2	$—		$11.7		$859.2

Earnings Per Common Share
Basic	$4.26						$4.26
Diluted	$4.20						$4.20

Weighted Average Common Shares Outstanding
Basic	169.0				32.7	(i)	201.7
Diluted	171.7				32.7	(i)	204.4

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Nine Months Ended September 30, 2015

(in millions, except per share amounts)

	Zimmer Biomet	LVB (Note 2)	Pro Forma Adjustments
	Nine Months Ended September 30, 2015	December 1, 2014 to June 23, 2015	Reclassifications (Note 3)		Merger (Note 4)		Pro Forma Combined
Net Sales	$4,064.2	$1,797.5	$—		$(0.9	)(b)	$5,860.8
Cost of products sold, excluding intangible asset amortization	1,131.3	483.4	(92.2	)(a)	(137.6	)(b)	1,384.9
Intangible asset amortization	176.0	158.8	—		31.4	(c)	366.2

Research and development	182.9	92.4	—		—		275.3
Selling, general and administrative	1,560.6	781.4	52.1	(a)	—		2,394.1
Certain claims	7.7	—	6.8	(a)	(6.8	)(d)	7.7
Special items	751.9	—	33.3	(a)	(229.7	)(e)	555.5

Operating expenses	3,810.4	1,516.0	—		(342.7)		4,983.7

Operating Profit	253.8	281.5	—		341.8		877.1

Other income (expense)	(44.6)	11.8	—		19.5	(f)	(13.3)
Interest income	7.4	—	—		—		7.4
Interest expense	(196.6)	(177.0)	—		92.3	(g)	(281.3)

Other expense, net	(233.8)	(165.2)	—		111.8		(287.2)

Earnings before income taxes	20.0	116.3	—		453.6		589.9
Provision for income taxes	0.5	(29.4)	—		181.0	(h)	152.1

Net earnings	19.5	145.7	—		272.6		437.8
Less: Net loss attributable to noncontrolling interest	(0.5)	—	—		—		(0.5)

Net Earnings of combined company	$20.0	$145.7	$—		$272.6		$438.3

Earnings Per Common Share
Basic	$0.11						$2.04
Diluted	$0.11						$2.02

Weighted Average Common Shares Outstanding
Basic	182.1				32.7	(i)	214.8
Diluted	184.7				32.7	(i)	217.4

See notes to unaudited pro forma condensed combined financial statements

1.	Description of the Transaction

On the Closing Date, Zimmer completed its merger with LVB, the parent company of Biomet. The aggregate merger consideration paid was $12,030.3 million, consisting of $8,307.6 million of cash and 32.7 million shares of Zimmer common stock valued at $3,722.7 million. $164.1 million of the cash and common stock consideration was allocated to compensation expense due to the acceleration of the vesting of unvested LVB stock options and LVB stock-based awards in connection with the merger. Therefore, the amount of merger consideration utilized for the purchase method of accounting was $11,866.2 million. Zimmer also assumed LVB’s senior notes with a principal fair value of $2,740.0 million, which it redeemed prior to June 30, 2015.

On March 9, 2015, Zimmer completed its sale of $7.65 billion of fixed-rate senior unsecured notes (the “Notes”). On the Closing Date, Zimmer borrowed $3.0 billion under a 5-year term loan facility (the “Term Loan”). Zimmer funded the cash portion of the merger consideration and other expenses of the merger from these debt facilities and cash on hand.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of Zimmer and LVB. Certain financial statement line items included in the historical financial statements have been disaggregated, condensed or classified differently to ensure consistent presentation in the unaudited pro forma condensed combined financial statements. In addition, where Zimmer and LVB have applied different GAAP accounting policies, Zimmer has made adjustments to conform LVB’s accounting policies to Zimmer’s accounting policies.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under GAAP. Zimmer has been treated as the acquirer in the merger for accounting purposes. Under this method, consideration given by Zimmer to complete the merger with LVB was allocated to the assets acquired and liabilities assumed based on their estimated fair value on the acquisition date. The merger consideration allocation used in these unaudited pro forma condensed combined financial statements is preliminary. The estimation of fair values requires a complex series of judgments about future events and uncertainties which will take Zimmer Biomet some time to compile. For these reasons, among others, there could be differences between these preliminary estimates of fair value and the final acquisition accounting, which differences could be material.

LVB’s historical consolidated financial statements had a fiscal year end of May 31. In order to derive LVB’s unaudited condensed consolidated statement of earnings for the year ended November 30, 2014, Zimmer utilized LVB’s statements of earnings for the year ended May 31, 2014 and the six month periods ended November 30, 2014 and 2013. In order to derive LVB’s unaudited condensed consolidated statement of earnings for the period of December 1, 2014 to June 23, 2015, Zimmer utilized LVB’s statements of earnings for the year ended May 31, 2015, the six month period ended November 30, 2014 and the interim period June 1, 2015 to June 23, 2015. The following are reconciliations of how the historical consolidated financial statements were utilized to derive LVB’s statements of earnings for the year ended November 30, 2014 and the period December 1, 2014 to June 23, 2015 used in the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2014 and nine month period ended September 30, 2015, respectively.

LVB Acquisition, Inc.

Historical Consolidated Statements of Earnings

(in millions)

	(1)	(2)	(3)	(1) - (2) + (3)
	LVB Acquisition, Inc.
	Year Ended May 31, 2014	Six Months Ended November 30, 2013	Six Months Ended November 30, 2014	Year Ended November 30, 2014
Net Sales	$3,223.4	$1,556.4	$1,618.4	$3,285.4
Cost of products sold, excluding intangible asset amortization	1,040.2	463.1	399.7	976.8
Intangible asset amortization	311.2	152.7	151.5	310.0

Research and development	169.6	78.9	85.7	176.4
Selling, general and administrative	1,399.3	656.7	732.5	1,475.1

Operating expenses	2,920.3	1,351.4	1,369.4	2,938.3

Operating Profit	303.1	205.0	249.0	347.1

Other income (expense)	2.8	(5.9)	6.3	15.0
Interest expense	(358.6)	(194.7)	(160.2)	(324.1)

Other expense, net	(355.8)	(200.6)	(153.9)	(309.1)

Earnings (loss) before income taxes	(52.7)	4.4	95.1	38.0
(Benefit) provision for income taxes	(117.8)	(26.5)	2.1	(89.2)

Net earnings	65.1	30.9	93.0	127.2
Less: Net loss attributable to noncontrolling interest	—	—	—	—

Net Earnings of LVB Acquisition, Inc.	$65.1	$30.9	$93.0	$127.2

LVB Acquisition, Inc.

Historical Consolidated Statements of Earnings

(in millions)

	(1)	(2)	(3)	(1) - (2) + (3)
	LVB Acquisition, Inc.
	Year Ended	Six Months Ended	June 1, 2015 to	December 1, 2014 to
	May 31, 2015	November 30, 2014	June 23, 2015	June 23, 2015
Net Sales	$3,210.1	$1,618.4	$205.8	$1,797.5
Cost of products sold, excluding intangible asset amortization	823.3	399.7	59.8	483.4
Intangible asset amortization	292.2	151.5	18.1	158.8

Research and development	166.5	85.7	11.6	92.4
Selling, general and administrative	1,416.7	732.5	97.2	781.4

Operating expenses	2,698.7	1,369.4	186.7	1,516.0

Operating Profit (Loss)	511.4	249.0	19.1	281.5

Other income (expense)	11.1	6.3	7.0	11.8
Interest expense	(316.9)	(160.2)	(20.3)	(177.0)

Other expense, net	(305.8)	(153.9)	(13.3)	(165.2)

Earnings (loss) before income taxes	205.6	95.1	5.8	116.3
(Benefit) provision for income taxes	(29.0)	2.1	1.7	(29.4)

Net earnings (loss)	234.6	93.0	4.1	145.7
Less: Net loss attributable to noncontrolling interest	—	—	—	—

Net Earnings of LVB Acquisition, Inc.	$234.6	$93.0	$4.1	$145.7

3.	Financial Statement Classification Adjustments

In the historical consolidated financial statements of Zimmer and LVB, certain financial information is classified in different financial statement line items. In these unaudited pro forma condensed combined financial statements, Zimmer has made adjustments to ensure consistent presentation of such financial information. The following explains the adjustments that were made:

(a)	LVB recognized shipping and handling expenses in cost of sales whereas Zimmer recognizes these expenses in selling, general, and administrative (“SG&A”). Zimmer has reclassified such amounts in LVB’s financial statements to conform to Zimmer’s presentation.

LVB recognized product liability expenses in cost of sales whereas Zimmer recognizes these expenses as operating expenses. Zimmer has recognized product liability expenses in one of two line items in its statement of earnings. For claims related to Zimmer’s Durom® Acetabular Component (Durom Cup), Zimmer has recognized these expenses as “Certain claims” due to their level of significance, while all other product liability claims have been recognized in SG&A. LVB has product liability expenses related to metal-on-metal hip products, as well as other products. The Durom Cup claims are similar to the metal-on-metal product liability claims against LVB in that the Durom Cup was primarily used in hip constructs featuring metal-on-metal articulation. Due to this similarity, Zimmer has reclassified the metal-on-metal product liability expenses of LVB to “Certain claims” and all other product liability expenses to SG&A.

Zimmer presents on its statement of earnings a line item labeled “Special items.” This line item includes expenses resulting directly from business combinations, employee termination benefits, certain research and development (“R&D”) agreements, certain contract terminations, consulting and professional fees and asset impairment or loss on disposal charges connected with global restructuring, quality and operational excellence initiatives, and certain other items. LVB did not have a similar line item on its historical statements of earnings, but had similar expenses reflected in R&D and SG&A. Such similar expenses of LVB included restructuring charges, integration and facilities opening costs or other business optimization expenses, new system design and implementation costs, certain start-up costs and costs related to consolidation of facilities, advisory fees paid to the sponsors, certain severance charges, acquisition costs, certain litigation costs and other related charges. Zimmer has reclassified these amounts reflected in R&D and SG&A to “Special items” to conform to Zimmer’s presentation.

The following table presents the effects of these classification adjustments:

	Year Ended	Nine Months Ended
	December 31, 2014	September 30, 2015
	(in millions)

Cost of products sold classification adjustments
Shipping and handling expenses	$(108.4)	$(74.8)
Product liability	(52.1)	(17.4)

	$(160.5)	$(92.2)

R&D classification adjustments
Special items	$(1.6)	$—

SG&A classification adjustments
Shipping and handling expenses	$108.4	$74.8
Product liability	21.0	10.6
Special items	(124.3)	(33.3)

	$5.1	$52.1

Certain claims adjustments
Product liability	$31.1	$6.8

Special items classification adjustments
Special items	$125.9	$33.3

4.	Pro Forma Merger Adjustments

Statement of Earnings Adjustments

(b)	LVB purchases products from Zimmer. This adjustment eliminates Zimmer’s net sales to LVB of $7.4 million in the year ended December 31, 2014 and $0.9 million in the nine month period ended September 30, 2015.

Additionally, under the acquisition method of accounting Zimmer is required to step-up the value of inventory from lower of cost or market to fair value. As a result of this fair value adjustment, cost of products sold increased by $136.7 million in the post-merger period. Since this expense will not have a continuing impact on the combined business it has been excluded from the unaudited pro forma condensed combined statements of earnings.

(c)	Adjustments to amortization expense are:

•	Eliminate LVB’s amortization expense.

•	Add estimated amortization expense on the fair value of intangible assets recorded for the merger. Amortization expense has been estimated using straight-line amortization with a weighted average life of 20 years for technology intangible assets and 24 years for customer relationship intangible assets. Trade name intangible assets have been assigned an indefinite life.

	Year Ended	Nine Months Ended
	December 31, 2014	September 30, 2015
	(in millions)

LVB amortization expense	$(310.0)	$(158.8)
Amortization on fair value of intangible assets	395.6	190.2

	$85.6	$31.4

(d)	LVB recognized legal fees related to contingent losses as they were incurred, whereas Zimmer recognizes such legal fees when they are considered probable and the amount can be reasonably estimated. Both accrual methodologies are allowed under GAAP. Converting LVB’s accounting policy to Zimmer’s accounting policy would result in additional expense of $15.7 million in the year ended November 30, 2014 and lower expense of $6.8 million in the December 1, 2014 to June 23, 2015 period. These legal fees are related to LVB’s metal-on-metal hip product liability claims and have therefore been classified as “Certain claims.”

(e)	Adjustments to special items are:

•	Zimmer and LVB incurred expenses of $57.6 million and $65.6 million in the year ended December 31, 2014 and nine month period ended September 30, 2015, respectively, related to professional fees to consummate the merger agreement.

•	Pursuant to the Biomet merger agreement, all outstanding LVB stock options and LVB stock-based awards vested immediately prior to the effective time of the merger, and holders of these options and awards received a portion of the aggregate merger consideration. Some of these options and awards were already vested under the terms of LVB’s equity incentive plans. As part of the merger agreement terms, all previously unvested options and awards vested immediately prior to the effective time of the merger. Under LVB’s equity incentive plans, unvested options and awards would have otherwise been forfeited. Since the discretionary accelerated vesting of these unvested options and awards was for the economic benefit of the combined company, Zimmer classified the fair value of the merger consideration it paid to holders of such unvested options and awards of $164.1 million as compensation expense.

Since these expenses will not have a continuing impact on the combined business they have been excluded from the unaudited pro forma condensed combined statements of earnings.

	Year Ended	Nine Months Ended
	December 31, 2014	September 30, 2015
	(in millions)

Merger-related expenses	$(57.6)	$(65.6)
Merger consideration compensation expense	—	(164.1)

	$(57.6)	$(229.7)

(f)	In the year ended December 31, 2014 and nine month period ended September, 2015, Zimmer recognized $39.7 million and $19.5 million, respectively, of other expenses related to debt issuance costs on a $7.66 billion bridge credit agreement that was obtained as temporary financing until senior notes could be issued. When the Notes were issued, the bridge credit agreement expired. Debt issuance costs on the $7.66 billion bridge credit agreement are excluded from the unaudited pro forma condensed combined statements of earnings because such statements of earnings assume the merger is financed through the Notes and Term Loan instead of the bridge credit agreement. Since the debt issuance costs on the $7.66 billion bridge credit agreement will not have a continuing impact on the combined business, they have been excluded from the unaudited pro forma condensed combined statements of earnings.

(g)	Adjustments to interest expense are:

•	Eliminate LVB’s interest expense (including debt issuance amortization costs) with respect to debt that was replaced by Zimmer’s financing.

•	Add interest expense for Zimmer’s financing expenses. Under the terms of LVB’s bank debt, a change-in-control required the debt to be repaid, which Zimmer did on the Closing Date. Zimmer also redeemed LVB’s senior notes a few days after the Closing Date. Zimmer financed the merger consideration and repayment of LVB debt with the $3.0 billion Term Loan and $7.65 billion of Notes.

The pro forma interest expense has been calculated using the actual terms of Zimmer’s financing. Under the Term Loan, Zimmer borrowed at a three-month LIBOR rate plus credit spreads applicable to its credit ratings received on the Notes. The Notes are fixed-rate debt. This resulted in a weighted average annual interest rate of 2.8 percent for the year ended December 31, 2014, excluding debt issuance costs. Since the Notes have fixed interest rates and the Term Loan interest rate is only sensitive to changes in the three-month LIBOR rate, a one-eighth percent change in the assumed annual interest rate would have a minimal effect on pro forma interest expense. $300 million of the Term Loan matures in each of the first three years in equal quarterly installments. In calculating interest, Zimmer assumed the outstanding principal amount reflecting the required quarterly payments.

•	Add amortization of debt issuance costs on the Term Loan and the Notes. Debt issuance costs for the Term Loan include upfront fees to the syndicate of lenders, structuring fees and arrangement fees. Debt issuance costs on the Notes include underwriter fees and other third party fees.

	Year Ended	Nine Months Ended
	December 31, 2014	September 30, 2015
	(in millions)

LVB interest expense	$324.1	$177.0
Interest expense on the Term Loan and the Notes	(290.0)	(82.1)
Amortization of debt issuance costs on the Term Loan and the Notes	(10.6)	(2.6)

	$23.5	$92.3

(h)	Reflects the income tax effects of pro forma adjustments utilizing the statutory tax rate of 39.9 percent. This is comprised of the federal statutory tax rate of 35 percent and the Indiana statutory tax rate of 7.5 percent (which is deductible on the federal rate).

(i)	Reflects 32.7 million shares of Zimmer common stock issued to LVB stockholders and holders of LVB equity-based awards.